Exhibit 99.1

India Globalization Capital Announces the Extension of Warrants’ Expiry Date

BETHESDA, MD--(GlobeNewsWire – February 4, 2015) - IGC announces the extension of the expiration date for 11,652,648 outstanding warrants listed on the NYSE MKT exchange with ticker symbol  IGC.WT and CUSIP number (45408X118).

The warrants have an exercise price of $5.00 for 1/10 of a share and were scheduled to expire on March 6, 2015. The expiration date of the warrants has been extended from 5:00 p.m. New York time on March 6, 2015 until 5:00 p.m. New York time on Monday, March 6, 2017.  As was the case prior to the extension, the warrants are subject to earlier expiration if the Company exercises its right to call the warrants for redemption. All other terms remain the same.

The Company filed a registration statement with the Securities and Exchange Commission to register the shares underlining the warrants to permit the exercise of the warrants.  Currently, the Company has such a registration statement effective.  Holders of the warrants will be able to exercise the warrants for cash since such a registration statement is effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares underlying the warrants in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Currently IGC has two securities listed with the NYSE MKT: Common Stock (IGC) and Warrants (IGC.WT).

“IGC has articulated a strategy of being a dominant player in the emerging legal cannabis industry.  This industry includes marijuana and hemp with each having its own legal nuances.  As disclosed before, we have a three pronged strategy that is compliant with federal and state laws, which includes: i) the construction of state-of-the-art facilities that can eventually be used for growing cannabis, ii) a New York based crowd-funding backed broker-dealer, Midtown Partners LLC, that will hold conferences, write research reports and provide investment banking services to this industry, and iii) the introduction of pharma and nutraceutical products that harness cannabinoids.  We are excited and confident that our strategy will provide long-term shareholder value.” Said Ram Mukunda, CEO of IGC, Inc.

About IGC:
Based in Bethesda, Maryland, India Globalization Capital, Inc. has articulated a strategy to become a company with diverse operating businesses including medical marijuana, specialty pharmaceuticals and solar energy. We are currently engaged in trading, vertical farming and rental of heavy equipment in India, China and the United States.

About Midtown Partners & Co., LLC:
Based in New York City, New York, Midtown is an independent investment bank focused on facilitating growth by providing creative and unique financial solutions to high growth companies within the lower middle market. For more information about Midtown please visit its website at http://www.midtownpartners.com.

Forward-looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward- looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms. These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our acquisition and diversification strategy, our competitive environment, infrastructure demands, iron ore availability and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India. Except as required by federal securities laws, IGC undertakes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward- looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2014, and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Investors Contact Information
Claudia Grimaldi
301-983-0998